Exhibit 23.1
[DIXON HUGHES PLLC LETTERHEAD]
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Gateway Financial Holdings, Inc.
We consent to the use of our report incorporated in the Registration Statement on Form S-8 by reference.
/s/ Dixon Hughes PLLC
Greenville, North Carolina
August 30, 2005